Exhibit 99.1

ATHENA ANNOUNCES CLOSING OF CAD $704,616 NON-BROKERED PRIVATE PLACEMENT

VACAVILLE, CA – October 31, 2022 – Athena Gold Corporation (OTCQB: AHNR) (CSE: ATHA) (“Athena” or the “Company”) announces that it has closed its previously announced upsized and oversubscribed non-brokered private placement offering (the “Offering”) for gross proceeds of CAD $704,616 through the issuance of 8,807,700 units of the Company (each, a “Unit”) at a price of CAD $0.08 per Unit. This amount reflects a CAD $40,000 increase over the amount announced in the Company’s news release dated September 23, 2022, which can be attributed to an additional subscription for 500,000 Units.

Each Unit consists of one common share in the capital stock of the Company and one common share purchase warrant (each, a “Warrant”), with each Warrant entitling the holder thereof to purchase one common share in the capital stock of the Company at a price of CAD $0.12 at any time on or before the first business day that is 24 months from the closing of the Offering. The net proceeds from the Offering are expected to be used for further project exploration and general working capital. All securities issued in connection with the Offering are subject to resale restriction periods under applicable United States securities laws, and any securities issued in Canada under the Offering are subject to a four month and one day hold period in Canada.

In connection with the closing of the Offering, the Company paid aggregate finder’s fees to Haywood Securities Inc., Canaccord Genuity Corp., and Castlewood Capital Corporation of $14,748 cash and 184,350 broker warrants, each broker warrant exercisable for one common share in the capital stock of the Company on the same terms as the Warrants.

An insider of the Company purchased an aggregate of 860,200 Units in the Offering for proceeds of CAD $68,816. This constitutes a related party transaction pursuant to Multilateral Instrument 61-101 Protection of Minority Security Holders in Special Transactions (“MI 61-101”). The Company relied on Sections 5.5(a) and 5.7(1)(a) of MI 61-101 for an exemption from the formal valuation and minority shareholder approval requirements, respectively, of MI 61-101, as, neither the fair market value of the subject matter of, nor the fair market value of the Units purchased by the insider under the Offering exceed 25% of the Company’s market capitalization.

None of the foregoing securities have been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any applicable state securities laws and may not be offered or sold in the United States or to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the 1933 Act) or persons in the United States absent registration or an applicable exemption from such registration requirements. This news release does not constitute an offer to sell or the solicitation of an offer to buy nor will there be any sale of the foregoing securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

About Athena Gold Corporation

Athena is focused on exploring its Excelsior Springs project located 45 miles southwest of Goldfield in Esmeralda County, Nevada, while concurrently pursuing the acquisition of other worthy precious and base metal properties.

For further information about Athena Gold Corporation and our Excelsior Springs project, please visit www.athenagoldcorp.com

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On Behalf of the Board of Directors

John Power
Chief Executive Officer and President

For further information, please contact:

Phone: John Power, 707-291-6198
Email: info@athenagoldcorp.com

Forward Looking Statements

This press release contains forward-looking statements and forward-looking information (collectively, “forward-looking statements”) within the meaning of applicable Canadian and U.S. securities legislation. All statements, other than statements of historical fact, included herein, including, without limitation, statements regarding the intended use of proceeds from the Offering, the exercise of the Warrants and the anticipated business plans and timing of future activities of the Company, are forward-looking statements. Although the Company believes that such statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are typically identified by words such as: “believes”, “will”, “expects”, “anticipates”, “intends”, “estimates”, “plans”, “may”, “should”, “would”, “potential”, “scheduled”, or variations of such words and phrases and similar expressions, which, by their nature, refer to future events or results that may, could, would, might or will occur or be taken or achieved. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to differ materially from any future results, performance or achievements expressed or implied by the forward-looking information. Such risks and other factors include, among others, statements as to the anticipated business plans and timing of future activities of the Company, the ability of the Company to obtain sufficient financing to fund its business activities and plans, delays in obtaining governmental and regulatory approvals (including of the Canadian Securities Exchange), permits or financing, changes in laws, regulations and policies affecting mining operations, currency fluctuations, title disputes or claims, environmental issues and liabilities, risks relating to epidemics or pandemics such as COVID–19, including the impact of COVID–19 on the Company’s business, financial condition and results of operations, changes in laws, regulations and policies affecting mining operations, title disputes, the inability of the Company to obtain any necessary permits, consents, approvals or authorizations, the timing and possible outcome of any pending litigation, environmental issues and liabilities, and other factors and risks that are discussed in the Company’s periodic filings with the SEC and disclosed in the final long form prospectus of the Company dated August 31, 2021.

Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update any of the forward-looking statements in this press release or incorporated by reference herein, except as otherwise required by law.

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